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                                                                 Exhibit 23.1


                        Consent of Independent Auditors
                        ------- -- ----------- --------



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-74912) and related Prospectus of The Chubb Corporation for the registration of $1,000,000,000 of debt securities, common stock, preferred stock, depository shares and warrants, and to the incorporation by reference therein of our reports dated February 28, 2002, with respect to the consolidated financial statements of The Chubb Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and dated March 28, 2002, with respect to the financial statement schedules of The Chubb Corporation included therein, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP
                                                       -----------------------
                                                       ERNST & YOUNG LLP



New York, New York
March 28, 2002